Exhibit 10.4


PROMISSORY NOTE


Principal Amount: $2,250,000.00 Date of Note: December 28. 2006

PROMISE TO PAY. Mile Marker. Inc. (Borrower) promises to pay to Lehman Brothers Bank. FSB (Lender), or order, in lawful money of the United States of America. the principal amount of Two Million Two Hundred Fifty Thousand & 00/100 Dollars ($2,250,000.00). together with interest on the unpaid principal balance from December 28. 2006. until paid in full.

PAYMENT. Subject to any payment changes resulting from changes in the Index. Borrower will pay this loan in accordance with the following payment schedule:
62 monthly consecutive principal and interest payments in the initial amount of $15,993.48 each, beginning February 1. 2007. with interest calculated on the unpaid principal balances at an interest rate of 7.560%: 297 monthly consecutive principal and interest payments in the initial amount of $19,443.70 each, beginning April 1. 2012. with interest calculated on the unpaid principal balances at an interest rate based on the London Interbank Offered Rate ("LIBOR") for three-month United States dollar deposits as published in the Wall Street Journal rounded to the nearest one-hundredth of one percent (currently 5.360%). pIus a margin of 4.550 percentage points. resulting in an initial interest rate of 9.910%: and one principal and interest payment of $19,440.91 on January 1. 2037. with interest calculated on the unpaid principal balances at an interest rate based on the London Interbank Offered Rate ("LIBOR") for three-month United States dollar deposits as published in the Wall Street Journal rounded to the nearest one-hundredth of one percent (currently 5.360%). plus a margin of 4.550 percentage points. resulting in an initial interest rate of 9.910%. This estimated final payment is based on the assumption that all payments will be made exactly as scheduled and that the Index does not change: the actual final payment will be for all principal and accrued interest not yet paid, together with any other unpaid amounts under this Note. Unless otherwise agreed or required by applicable law. payments will be applied first to any accrued unpaid interest: then to any late charges: then to any unpaid collection costs: and then to principal. The annual interest rate for this Note is computed on a 365/360 basis: that is. by applying the ratio of the annual interest rate over a year of 360 days. multiplied by the outstanding principal balance. multiplied by the actual number of days the principal balance is outstanding. Borrower will pay Lender at Lender's address shown above or at such other place as Lender may designate in writing.

VARIABLE INTEREST RATE. The interest rate on this Note is subject to change from time to time based on changes in an independent index which is the London lnterbank Offered Rate ("LIBOR") for three-month United States dollar deposits as published in the Wall Street Journal rounded to the nearest one-hundredth of one percent (the !!lndex!!) The Index is not necessarily the lowest rate charged by Lender on its loans. If the Index becomes unavailable during the term of this loan, Lender may designate a substitute index after notifying Borrower. Lender will tell Borrower the current Index rate upon Borrowers request. The interest rate change will not occur more often than each first day of each Calendar Quarter. The Interest Rate Adjustment Dates are each January 1, April 1, July 1 and October 1. Borrower understands that Lender may make loans based on other rates as well. The Index currently is 5.360%. The interest rate or rates to be applied to the unpaid principal balance during this Note will be the rate or rates set forth herein in the Payment section. Notwithstanding any other provision of this Note, after the first payment stream, the interest rate for each subsequent payment stream will be effective as of the last payment date of the just-ending payment stream. NOTICE: Under no circumstances will the interest rate on this Note be more than the maximum rate allowed by applicable law. Whenever increases occur in the interest rate, Lender, at its option, may do one or more of the following: (A) increase Borrower's payments to ensure Borrower's loan will pay off by its original final maturity date, (B) increase Borrower's payments to cover accruing interest, (C) increase the number of Borrower's payments, and (D) continue Borrower's payments at the same amount and increase Borrower's final payment.

PREPAYMENT FEE. Borrower agrees that all loan fees and other prepaid finance charges are earned fully as of the date of the loan and will not be subject to refund upon early payment (whether voluntary or as a result of default), except as otherwise required by law. Upon prepayment of this Note. Lender is entitled to the following prepayment fee: Borrower agrees that all loan fees are earned fully as of the date of the loan and will not be subject to refund upon early payment (whether voluntary or as a result of default). except as otherwise required by law. Borrower may pay all or a portion of the principal balance of the Note prior to the date such payment is due. For the first five years of the term of the Note. such prepayment shall be subject to a Prepayment Fee equal to five percent 15%) of the principal balance which is prepaid as set forth below:

A. In the event that the Borrower is in default under the terms of the Loan Documents. whether or not the Lender has declared a default. a Prepayment Fee will be assessed for all prepayment. regardless of amount.

B. During any rolling twelve 112) month period ("Rolling Period') ending on or prior to the expiration of the first five years of the term, Borrower may make Permitted Prepayment. without incurring a Prepayment Fee. in a total amount not exceeding twenty percent 120%) of the outstanding principal balance of the Note as of the first day of such Rolling Period.

C. In the event that within any Rolling Period. Borrower prepays a total amount which exceeds twenty percent (20%), but is less than fifty percent of the principal balance of the Note as of the first day of such Rolling Period, Borrower shall pay to Lender a Prepayment Fee in the amount of five percent (5%) of the amount by which the prepayment during such Rolling Period exceeds twenty percent of the principal balance as of the first day of such Rolling Period.

D. In the event that within any Rolling Period. Borrower prepays a total amount exceeding fifty percent (50%) of the principal balance of the Note as of the first day of the Rolling Period. Borrower shall pay to Lender a Prepayment Fee in the amount of five percent (5%) of the total prepayment, less the amount of any Prepayment Fee previously paid during such Rolling Period.

E. Any prepayment will be applied first to accrued interest. second to payment of the Prepayment Fee. and third to the principal balance of the Loan.

F. Unless agreed to by the Lender in writing. prepayment will not relieve Borrower of Borrower's obligation to make monthly payments when due under the terms of the Note. Except for the foregoing, Borrower may pay all or a portion of the amount owed earlier than it is due. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower's obligation to continue to make payments under the payment schedule. Rather, early payments will reduce the principal balance due and may result in Borrower's making fewer payments. Borrower agrees not to send Lender payments marked !!paid in full", `without recourse, or similar language. If Borrower sends such a payment, Lender may accept it without losing any of Lender's rights under this Note, and Borrower will remain obligated to pay any further amount owed to Lender. All written communications concerning disputed amounts, including any check or other payment instrument that indicates that the payment constitutes !!payment in full" of the amount owed or that is tendered with other conditions or limitations or as full satisfaction of a disputed amount must be mailed or delivered to: Lehman Brothers Bank, FSB; 25520 Commercentre Drive, Suite 150; Lake Forest, CA 92630.

LATE CHARGE. If a payment is 10 days or more late, Borrower will be charged 5.000% of the regularly scheduled payment.

INTEREST AFTER DEFAULT. Upon default, the interest rate on this Note shall, if permitted under applicable law, immediately increase by adding a 5.000 percentage point margin (Default Rate Margin'). The Default Rate Margin shall also apply to each succeeding interest rate change that would have applied had there been no default. After maturity, or after this Note would have matured had there been no default, the Default Rate Margin will continue to apply to the final interest rate described in this Note.

DEFAULT. Each of the following shall constitute an event of default (`Event of Default!!) under this Note: Payment Default. Borrower fails to make any payment when due under this Note. Other Defaults. Borrower fails to comply with or to perform any other term, obligation, covenant or condition contained in this Note or in any of the related documents or to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between Lender and Borrower. False Statements. Any warranty, representation or statement made or furnished to Lender by Borrower or on Borrower's behalf under this Note or the related documents is false or misleading in any material respect, either now or at the time made or furnished or becomes false or misleading at any time thereafter. Insolvency. The dissolution or termination of Borrower's existence as a going business, the insolvency of Borrower, the appointment of a receiver for any part of Borrower's property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower.

Creditor or Forfeiture Proceedings. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower or by any governmental agency against any collateral securing the loan. This includes a garnishment of any of Borrower's accounts, including deposit accounts, with Lender. However, this Event of Default shall not apply if there is a good faith dispute by Borrower as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if Borrower gives Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor or forfeiture proceeding, in an amount determined by Lender, in its sole discretion, as being an adequate reserve or bond for the dispute.


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Borrower: Mile Marker. Inc.      Lender: Lehman Brothers Bank, FSB
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2121 Blount Road                 25520 Commercentre Drive. Suite 150
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Pompano Beach, FL 33069          Lake Forest, CA 92630
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


PROMISSORY NOTE
Loan No: 00208275 (Continued) Page 2

Events Affecting Guarantor. Any of the preceding events occurs with respect to any Guarantor of any of the indebtedness or any Guarantor dies or becomes incompetent, or revokes or disputes the validity of, or liability under, any guaranty of the indebtedness evidenced by this Note. In the event of a death, Lender, at its option, may, but shall not be required to, permit the Guarantor's estate to assume unconditionally the obligations arising under the guaranty in a manner satisfactory to Lender, and, in doing so, cure any Event of Default.

Change In Ownership. Any change in ownership of twenty-five percent (25%) or more of the common stock of Borrower.

Adverse Change. A material adverse change occurs in Borrower's financial condition, or Lender believes the prospect of payment or performance of this
Note is impaired.

Cure Provisions. If any default, other than a default in payment is curable and if Borrower has not been given a notice of a breach of the same provision of this Note within the preceding twelve (12) months, it may he cured if Borrower, after receiving written notice from Lender demanding cure of such default: (1) cures the default within ten (10) days; or (2) if the cure requires more than ten (10) days, immediately initiates steps which Lender deems in Lender's sole discretion to be sufficient to cure the default and thereafter continues and completes all reasonable and necessary steps sufficient to produce compliance as soon as reasonably practical.

LENDERS RIGHTS. Upon default, Lender may declare the entire unpaid principal balance under this Note and all accrued unpaid interest immediately due, and then Borrower will pay that amount.

ATTORNEYS FEES: EXPENSES. Lender may hire or pay someone else to help collect this Note if Borrower does not pay. Borrower will pay Lender that amount. This includes, subject to any limits under applicable law, Lender's attorneys' fees and Lender's legal expenses, whether or not there is a lawsuit, including attorneys' fees, expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), and appeals. Borrower also will pay any court costs, in addition to all other sums provided by law.

GOVERNING LAW. This Note will be governed by federal law applicable to Lender and, to the extent not preempted by federal law. the laws of the State of California without regard to its conflicts of law provisions. This Note has been accepted by Lender in the State of California.

CHOICE OF VENUE. If there is a lawsuit, Borrower agrees upon Lender's request to submit to the jurisdiction of the courts of Orange County, State of Florida.

DISHONORED ITEM FEE. Borrower will pay a fee to Lender of $25.00 if Borrower makes a payment on Borrower's loan and the check or preauthorized charge with which Borrower pays is later dishonored.

COLLATERAL. Borrower acknowledges this Note is secured by the following collateral described in the security instrument listed herein: a Mortgage dated December 28, 2006, to Lender on real property located in Broward County, State of Florida.

UNPAID INTEREST AND ENFORCEMENT COSTS. Interest and Lender collection expenses (including attorneys' fees) not paid when due shall be added to principal and thereafter bear like interest.

USURY CEILING. The parties hereto intend to conform strictly to the applicable usury laws in the state of Florida. In no event, whether by reason of demand for payment, prepayment, acceleration of the maturity hereof or otherwise, shall the interest contracted for, charged or received by the holder hereunder or otherwise exceed the maximum amount permissible under applicable law. If from any circumstance whatsoever interest would otherwise be payable to the holder in excess of the maximum lawful amount, the interest payable to the holder shall be reduced automatically to the maximum amount permitted by applicable law. If the holder shall ever receive anything of value deemed interest under applicable law which would apart from this provision be in excess of the maximum lawful amount, an amount equal to any amount which would have been excessive interest shall be applied to the reduction of the principal amount owing hereunder in the inverse order of its maturity not to the payment of interest, or if such amount which would have been excessive interest exceeds the unpaid balance of principal, such excess shall be refunded to the undersigned.

PREPAYMENT THIS NOTE PROVIDES FOR THE PAYMENT OF A PREMIUM IF YOU WISH TO REPAY THE LOAN PRIOR TO THE DATE PROVIDED FOR REPAYMENT IN THIS NOTE.

WAIVER OF JURY TRIAL. TO THE EXTENT PERMITTED BY APPLICABLE LAW, BORROWER AND LENDER BY ITS ACCEPTANCE HEREOF, FOR ITSELF AND FOR EACH HOLDER HEREOF, HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY AGREE, THAT:

(a) NEITHER BORROWER NOR LENDER, NOR ANY ASSIGNEE, SUCCESSOR, HEIR OR LEGAL REPRESENTATIVE OF ANY OF THE SAME SHALL SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM, OR ANY OTHER LITIGATION PROCEDURE ARISING FROM OR BASED UPON THE NOTE, THE MORTGAGE OR ANY OTHER LOAN DOCUMENT EVIDENCING, SECURING OR RELATING TO THE INDEBTEDNESS OR TO THE DEALINGS OR RELATIONSHIP BETWEEN OR AMONG THE PARTIES THERETO;

(b) NEITHER BORROWER NOR LENDER SHALL SEEK TO CONSOLIDATE ANY SUCH ACTION, IN WHICH A JURY TRIAL HAS BEEN WAIVED, WITH ANY OTHER ACTION IN WHICH A JURY TRIAL HAS NOT BEEN OR CANNOT BE WAIVED;

(c) THE PROVISIONS OF THIS PARAGRAPH HAVE BEEN FULLY NEGOTIATED BY THE BORROWER AND LENDER, AND THESE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS;

(d) NEITHER BORROWER NOR LENDER HAS IN ANY WAY AGREED WITH OR REPRESENTED TO ANY OTHER PARTY THAT THE PROVISIONS OF THIS PARAGRAPH WILL NOT BE FULLY ENFORCED IN ALL INSTANCES;

(e) IN NO EVENT SHALL LENDER BE RESPONSIBLE OR LIABLE FOR CONSEQUENTIAL OR PUNITIVE DAMAGES TO THE EXTENT PERMITTED BY LAW; AND THIS PROVISION IS A MATERIAL INDUCEMENT FOR LENDER TO ENTER INTO THIS TRANSACTION AND IS SEPARATELY GIVEN, KNOWINGLY AND VOLUNTARILY.

(Initial here FUNDING DATE INTEREST RATE ADJUSTMENT. In the event that Lender has, through no fault of its own, not funded the loan evidenced by this Note on or before the date which is ten (10) calendar days after the date of this Note as set forth on the first page hereof, Borrower acknowledges and agrees that Lender may elect (in its sole and absolute discretion) to either (a) cancel and redraw the Note to increase the interest rate accruing under the Note in accordance with the increase(s), if any, in interest rate(s) then being offered by Lender on loans similar to the loan evidenced by this Note, and to pay any additional costs incurred by Lender as a result of such redraw; or (b) cancel the loan. In the event that Lender elects to cancel the loan, Lender shall not be required to refund to Borrower any fees or amounts that Borrower has theretofore paid to Lender in connection with the loan application.

FINANCIAL REPORTING. Borrower agrees to furnish Lender with Federal Tax Returns (prepared by a tax professional satisfactory to Lender), including all related schedules, as soon as available, but in no event later than one-hundred-twenty
(120) days after the applicable filing date for the tax reporting period ended.

COUNTERPART SIGNATURES. This document may be executed in one or more identical counterparts each of which shall be deemed an original, and all of which, taken together, shall constitute one and the same document.

REVISED INTEREST AFTER DEFAULT PARAGRAPH. The following provision shall be substituted for the Interest After Default' paragraph of this document:

INTEREST AFTER DEFAULT. Upon default, the interest rate on this Note shall immediately increase by 5.000 percentage points, if permitted under applicable law.

SUCCESSOR INTERESTS. The terms of this Note shall be binding upon Borrower, and upon Borrower's heirs, personal representatives, successors and assigns, and shall inure to the benefit of Lender and its successors and assigns.

GENERAL PROVISIONS. If any part of this Note cannot be enforced, this fact will not affect the rest of the Note. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive any applicable statute of limitations, presentment, demand for payment, and notice of dishonor. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender's security interest in the collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone. All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made. The obligations under this Note are joint and several.


PROMISSORY NOTE
Loan No: 00208275 (Continued) Page 3
PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE. INCLUDING THE VARIABLE INTEREST RATE PROVISIONS. BORROWER AGREES TO THE TERMS OF THE NOTE. BORROWER ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THIS PROMISSORY NOTE.

BORROWER:
MILE MARKER, INC.
By:_______________________________________________
Richard E. Aho. President of Mile Marker. Inc.
Florida Documentary Stamp Tax
Florida documentary stamp tax in the amount required by law has been paid with respect to this Note on the Mortgage securing this Note.